Exhibit 99.1

NEWS RELEASE

Media Contacts:

Fred Kornberg, President and Chief Executive Officer

Robert G. Rouse, Chief Financial Officer

(631) 777-8900

info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES RECORD RESULTS

FOR THE FIRST QUARTER OF FISCAL 2006

Melville, New York – December 6, 2005 --- Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the three months ended October 31, 2005. Net sales, operating profit, EBITDA, net income and diluted earnings per share were at all-time highs. The record results for the quarter were driven by strong performances in all three of the Company’s business segments.

Net sales for the first quarter of fiscal 2006 surpassed the $100.0 million mark for the first time in the Company’s history to $106.6 million, compared to $56.1 million in the first quarter of fiscal 2005. GAAP net income in the first quarter of fiscal 2006 was $11.5 million, or $0.43 per diluted share, a significant increase over the first quarter of fiscal 2005 net income of $7.1 million, or $0.28 per diluted share.

GAAP net income in the first quarter of fiscal 2006 included $1.3 million of pre-tax compensation expense related to the adoption of Statement of Financial Accounting Standards No. 123(R) which requires the expensing of stock option awards. Excluding stock-based compensation expense, diluted earnings per share for the first quarter of fiscal 2006 were $0.47.

Earnings before interest, income taxes, depreciation and amortization (including the amortization of stock-based compensation), or EBITDA, were $20.1 million for the first quarter of fiscal 2006 versus $12.2 million for the same period in fiscal 2005. Cash flow from operating activities for the first quarter of fiscal 2006 was $7.2 million compared to $20.3 million for the first quarter of fiscal 2005, reflecting an increase in accounts receivable on certain large contracts during the fiscal 2006 period and the liquidation of a significant receivable in the fiscal 2005 period.

Backlog as of October 31, 2005 was $156.8 million compared to $153.3 million at July 31, 2005. Bookings for the first quarter of fiscal 2006 were $110.1 million.

In commenting on the Company’s record performance during the first quarter of fiscal 2006, Fred Kornberg, President and Chief Executive Officer of Comtech Telecommunications Corp., said, “The first quarter of fiscal 2006 was yet another remarkable quarter for Comtech. Achieving in excess of $100.0 million of sales in a quarter, when our annual sales just a few short years ago were less than $120.0 million, is tangible evidence of the strong leadership positions we enjoy in the markets we serve, and the dedication and talent of our management team and employees.”

Mr. Kornberg added, “As expected, the first quarter of fiscal 2006 benefited from strong backlog and pent-up demand, particularly relating to the MTS contract in our mobile data communications segment and the improvised explosive device jamming contract in our RF microwave amplifier segment. As I’ve mentioned many times before, our quarterly sales and earnings can fluctuate dramatically from quarter-to-quarter, based on the timing of the receipt, and subsequent performance, on large contracts.”

Mr. Kornberg concluded, “We remain optimistic about our businesses and continue to believe that fiscal 2006 is well-positioned to be another record year for Comtech.”

Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions addressing commercial and government markets. The Company conducts its business through three complementary segments: telecommunications transmission, mobile data communications and RF microwave amplifiers. The Company offers specialized products, systems and services where it believes it has technological, engineering, systems design or other expertise that differentiate its product offerings.

The Company has scheduled an investor conference call for 11:30 AM (ET) on Tuesday, December 6, 2005. Investors and the public are invited to access a live webcast of the conference call from the news section of the Comtech web site at www.comtechtel.com. A replay of the webcast will be available at the same location for 30 days following the conference call. Alternatively, investors can access the conference call by dialing (877) 210-6102 (domestic), or (785) 830-1921 (international) and using the conference I.D. of “Comtech.” A replay of the conference call will be available for seven days by dialing (402) 220-2982. In addition, an updated investor presentation, including earnings guidance, will be available on our web site shortly after the conference call.

Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the future performance and financial condition of the Company, the plans and objectives of the Company’s management and the Company’s assumptions regarding such performance and plans that are forward-looking in nature and involve certain significant risks and uncertainties. Actual results could differ materially from such forward-looking information. The Company’s Securities and Exchange Commission filings identify many such risks and uncertainties, which include the following:

•	Our operating results being difficult to forecast and subject to volatility;
•	Our inability to maintain our government business;
•	Our inability to keep pace with technological changes;
•	Our dependence on international sales;
•	The impact of a domestic or foreign economic slow-down and reduction in telecommunications equipment and systems spending on the demand for our products, systems and services;
•	Our mobile data communications business being subject to unique risks;
•	Our backlog being subject to cancellation or modification;
•	Our dependence on component availability, subcontractor availability and performance by key suppliers;
•	Our fixed price contracts being subject to risk;
•	The impact of adverse regulatory changes on our ability to sell products, systems and services;
•	The impact of prevailing economic and political conditions on our businesses;
•	Whether we can successfully integrate and assimilate the operations of acquired businesses;
•	The impact of the loss of key technical or management personnel;
•	The highly competitive nature of our markets;
•	Our inability to protect our proprietary technology;
•	Our operations being subject to environmental regulation;
•	The impact of recently enacted and proposed changes in securities laws and regulations on our costs;
•	The impact of ongoing internal control provisions of Section 404 of the Sarbanes-Oxley Act of 2002;
•	The impact of terrorist attacks and threats, and government responses thereto, and threats of war on our businesses;
•	The inability to effectuate a change in control of the Company due to provisions in its certificate of incorporation and by-laws, stockholders’ rights plan and Delaware law;
•	Our inability to satisfy our debt obligations, including the convertible senior notes;
•	The impact on our reported results of recent changes to financial reporting standards related to stock option expensing;
•	Our stock price being volatile; and
•	Our current intention not to declare or pay any cash dividends.

– Tables follow –

COMTECH TELECOMMUNICATIONS CORP.

Consolidated Statements of Operations

(Unaudited)

	Three months ended October 31,
	2005	2004

Net sales	$106,567,000	56,122,000
Cost of sales	66,363,000	29,001,000
Gross profit	40,204,000	27,121,000

Expenses:
Selling, general and administrative	16,048,000	11,224,000
Research and development	6,749,000	4,896,000
Amortization of intangibles	596,000	569,000
	23,393,000	16,689,000

Operating income	16,811,000	10,432,000

Other expense (income):
Interest expense	674,000	669,000
Interest income	(1,775,000)	(643,000)

Income before provision for income taxes	17,912,000	10,406,000
Provision for income taxes	6,448,000	3,330,000
Net income	$11,464,000	7,076,000

Net income per share:
Basic	$0.51	0.33
Diluted	$0.43	0.28

Weighted average number of common shares outstanding – basic	22,646,000	21,363,000

Weighted average number of common and common equivalent shares
outstanding assuming dilution – diluted	27,379,000	26,460,000

Reconciliations of Non-GAAP Financial Measures to GAAP Financial Measures

	Three months ended October 31,
	2005	2004
Reconciliation of Non-GAAP Net Income, Excluding Stock-based Compensation Expense, To GAAP Net Income(1):
Non-GAAP net income, excluding stock-based compensation expense	$12,486,000	7,076,000
Pre-tax stock-based compensation expense	(1,296,000)	—
Tax effect of stock-based compensation expense	274,000	—
GAAP net income	$11,464,000	7,076,000

Reconciliation of Non-GAAP Diluted Earnings Per Share, Excluding Stock-based Compensation Expense, To GAAP Diluted Earnings Per Share(1):
Non-GAAP diluted earnings per share, excluding stock-based compensation	$0.47	0.28
Pre-tax stock-based compensation expense	(0.05)	—
Tax effect of stock-based compensation expense	0.01	—
GAAP diluted earnings per share	$0.43	0.28

Reconciliation of GAAP Net Income to EBITDA(2):
GAAP net income	$11,464,000	7,076,000
Income taxes	6,448,000	3,330,000
Net interest expense (income)	(1,101,000)	26,000
Stock-based compensation expense	1,296,000	—
Depreciation and amortization	1,967,000	1,814,000
EBITDA	$20,074,000	12,246,000

(1) Non-GAAP net income is used by management in assessing the Company’s operating results. The Company believes that investors and analysts may use non-GAAP measures that exclude stock-based compensation, along with other information contained in its SEC filings, in assessing the Company’s operating results.

(2) Represents earnings before interest, income taxes, depreciation and amortization (including the amortization of stock-based compensation). EBITDA is a non-GAAP operating metric used by management in assessing the Company’s operating results and ability to meet debt service requirements. The Company’s definition of EBITDA may differ from the definition of EBITDA used by other companies and may not be comparable to similarly titled measures by other companies. EBITDA is also a measure frequently requested by the Company’s investors and analysts. The Company believes that investors and analysts may use EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

COMTECH TELECOMMUNICATIONS CORP.

Consolidated Balance Sheets

	October 31,	July 31,
	2005	2005
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$220,043,000	214,413,000
Restricted cash	1,003,000	1,034,000
Accounts receivable, net	69,531,000	56,052,000
Inventories, net	49,343,000	45,103,000
Prepaid expenses and other current assets	5,032,000	4,387,000
Deferred tax asset – current	8,092,000	8,092,000
Total current assets	353,044,000	329,081,000

Property, plant and equipment, net	20,220,000	18,683,000
Goodwill	22,244,000	22,244,000
Intangibles with definite lives, net	8,640,000	9,123,000
Deferred financing costs, net	2,858,000	2,995,000
Other assets, net	279,000	277,000
Total assets	$407,285,000	382,403,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$28,792,000	23,577,000
Accrued expenses and other current liabilities	32,178,000	34,497,000
Customer advances and deposits	6,090,000	5,282,000
Deferred service revenue	9,878,000	8,210,000
Current installments of other obligations	226,000	235,000
Interest payable	525,000	1,050,000
Income taxes payable	7,636,000	1,540,000
Total current liabilities	85,325,000	74,391,000

Convertible senior notes	105,000,000	105,000,000
Other obligations, less current installments	348,000	396,000
Deferred tax liability – non-current	5,653,000	5,987,000
Total liabilities	196,326,000	185,774,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized
and unissued 2,000,000	—	—
Common stock, par value $.10 per share; authorized 30,000,000 shares, issued 22,919,422 shares and 22,781,678 shares at October 31, 2005
and July 31, 2005, respectively	2,292,000	2,278,000
Additional paid-in capital	130,022,000	127,170,000
Retained earnings	78,830,000	67,366,000
	211,144,000	196,814,000
Less:
Treasury stock (210,937 shares)	(185,000)	(185,000)
Total stockholders’ equity	210,959,000	196,629,000
Total liabilities and stockholders’ equity	$407,285,000	382,403,000

ECMTL

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